Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-268733) on Form S-3, and in the registration statements (Nos. 333-287931, 333-278476, 333-271194, 333-264217, 333-255093, 333-237662, 333-230693, 333-224086, 333-217254, 333-210717, 333-205719) on Form S-8, of our report dated April 3, 2026, with respect to the consolidated financial statements of Ooma, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California
April 3, 2026